Agreement By and Between: Selina Holding Company, UK Societas 2 London Wall Place, 6th Floor, Barbican London, UK. (successor to Dekel Hostels Holding, S.A., "Selina Holding") Selina Operation One (1), S.A. Avenida B, Calle 12, Edif. Bola de Oro, Casco Antiguo Panama City, Panama ("Selina Operation") (together with Selina Holding, “Selina”) YAM at Selina Ops LP Limited Partnership Delaware, SR 20176258166 File Number 6551011 (“YAM”) PCN Operations, S.A. A Panamanian corporation Registered at the Public Registry to Mercantile Folio No. 155699262 (“NewCo”) (Collectively, “Parties”) Whereas the Parties have entered into multiple agreements, between September 1, 2017 and December 10, 2020, relative to a joint venture between Selina Holding and YAM in Panama, Costa Rica and Nicaragua (the “Existing Agreements”); and, Whereas Selina expects to complete, during 2021, a new equity financing round, either via SPAC and/or any other equity instruments (the “New Funding Round”); and, Whereas the Parties wish that a portion of the New Funding Round shall be paid to YAM, in accordance with the terms and conditions of this Agreement. Subject to paragraph 8 below, the Parties agree as follows: 1. If the New Funding Round’s gross cash proceeds are less than (or equal to) US$150,000,000, then Selina Holding shall cause an additional amount, equal to 2% of such proceeds, to be paid to YAM as an advanced distribution under the Existing Agreements towards repayment of YAM’s equity contributions. 2. If the New Funding Round’s gross cash proceeds exceed US$150,000,000 then Selina Holding shall cause additional amounts (in addition to the amount paid under clause 1 above) to be paid to YAM from (and to the extent of) such excess proceeds as follows:

2.1 First – a US$ amount, as an advanced distribution under the Existing Agreements, equal to the balance of YAM’s equity contributions under the Existing Agreement minus the total amounts paid by Selina to YAM to date; and, 2.2 Second – a onetime amount of US$1,500,000 (the “Advanced Return Payment”), such amount to be applied towards YAM’s IRR payment (as set out in clause 3 below), or if Selina does not make the IRR payment, then towards an advanced payment of the Preferred Return (as defined in the Existing Agreements). 3. In the event Yam has fully received the amounts indicated in paragraphs 1, 2.1 and 2.2 hereinabove, then Selina Holding shall have an option, in its discretion, to fully purchase YAM’s position under the Existing Agreements, as follows (the “Selina Call Option”): 3.1 If exercised and fully paid on or before December 31, 2021 – then Selina shall cause to be paid to YAM a $US amount that will cause YAM’s IRR (from the date of each of YAM’s equity contributions, per the Existing Agreements, until the date such amounts are fully paid per this section 3.1) to be 13% (including the Advanced Return Payment and any distributions paid to YAM under the Existing Agreements prior to such payment). 3.2 If exercised and fully paid after 31 December 31, 2021, but on or before December 31, 2022 – then Selina shall cause to be paid to YAM a $US amount that will cause YAM’s IRR (from the date of each of YAM’s equity contributions, per the Existing Agreements, until the date such amounts are fully paid per this section 3.2) to be 13.5% (including the Advanced Return Payment and any distributions paid to YAM under the Existing Agreements prior to such payment). 3.3 If exercised and fully paid after December 31, 2022, but on or before December 31, 2023 – then Selina shall cause to be paid to YAM a $US amount that will cause YAM’s IRR (from the date of each of YAM’s equity contributions, per the Existing Agreements, until the date such amounts are fully paid per this section 3.3) to be 14% (including the Advanced Return Payment and any distributions paid to YAM under the Existing Agreements prior to such payment). 4. If the New Funding Round’s gross cash proceeds exceed US$157,000,000 and if Selina has not exercised the Selina Call Option by September 30, 2023, then YAM shall have the option to notify Selina, such notification to be received by Selina after October 1, 2023 and on or December 31, 2023, that Selina must pay YAM the amount due per clause 3.3 hereinabove (the “YAM 2023 Put Option”), and Selina shall pay such amount to YAM within ninety (90) days after receiving the YAM 2023 Put Option notice. 5. All applicable payments to YAM in paragraphs 1, 2.1 and 2.2 to this Agreement shall be paid within thirty (30) days of the closing date of the New Funding Round when Selina Holding actually receives the cash proceeds from the New Funding Round. As clarification, YAM’s IRR payment, if made under clause 3.1, 3.2 or 3.3 above, shall be in lieu of YAM’s 8% “Preferred Return” under the Existing Agreements. 6. If Selina exercises its Selina Call Option, it shall provide a notice thereof to YAM, together with payment of YAM’s IRR payment. In such event and upon receipt of YAM IRR payment, or in the event YAM exercises the YAM 2023 Put Option and Selina has paid the YAM IRR payment, YAM promptly shall co-operate with Selina to transfer to Selina all of Partner Member’s Membership Interest, free and clear of any liens, encumbrances and/or options in favor of any third parties. As part of such co-operation, YAM agrees to sign such further agreements or instruments as may be required to effectuate such transfer. 7. This Agreement shall be read and interpreted in addition to the Existing Agreements. 8. Paragraphs 1 through 7 (inclusive) shall be conditional upon, and only effective after, the Restructuring Conditions (as defined below) have been satisfied as set out in paragraph 9 below. 9. Subject to the following, the Parties agree to mutually waive all previous or existing claims, allegations and other arguments against each other and their respective affiliates under the Existing Agreements (the “Mutual Waiver”). The Mutual Waiver will take effect only upon full completion of all of the following preconditions (“Restructuring Conditions”): (a) the Opening Balance Sheet and P&L Statements (as defined in the Existing Agreements) of NewCo are mutually agreed upon between the Parties, acting reasonably, consistent with the requirements of the Existing Agreements on or before 3:00pm New York time on 18 August 2021; and, (b) all remaining items, documents and agreements that are required to be completed under the Existing Agreements (including, without limitation, NewCo’s share transfer), including in relation to the Company Subsidiaries and Company Properties Rights Transfer, are completed, finalized and fully executed on or before 3:00pm New York time on 20 August 2021. The Parties shall reasonably co-operate with each other with regards to the foregoing Restructuring Conditions. Selina Holding Company, UK Societas By: Date: August 17, 2021 Selina Operation One (1), S.A. By: Date: August 17, 2021 YAM at Selina Ops LP By: Date: August 17, 2021 PCN Operations, S.A. By: Date: August 17, 2021 Rafael Museri Rafael Museri Rafael Museri

of such co-operation, YAM agrees to sign such further agreements or instruments as may be required to effectuate such transfer. 7. This Agreement shall be read and interpreted in addition to the Existing Agreements. 8. Paragraphs 1 through 7 (inclusive) shall be conditional upon, and only effective after, the Restructuring Conditions (as defined below) have been satisfied as set out in paragraph 9 below. 9. Subject to the following, the Parties agree to mutually waive all previous or existing claims, allegations and other arguments against each other and their respective affiliates under the Existing Agreements (the “Mutual Waiver”). The Mutual Waiver will take effect only upon full completion of all of the following preconditions (“Restructuring Conditions”): (a) the Opening Balance Sheet and P&L Statements (as defined in the Existing Agreements) of NewCo are mutually agreed upon between the Parties, acting reasonably, consistent with the requirements of the Existing Agreements on or before 3:00pm New York time on 18 August 2021; and, (b) all remaining items, documents and agreements that are required to be completed under the Existing Agreements (including, without limitation, NewCo’s share transfer), including in relation to the Company Subsidiaries and Company Properties Rights Transfer, are completed, finalized and fully executed on or before 3:00pm New York time on 20 August 2021. The Parties shall reasonably co-operate with each other with regards to the foregoing Restructuring Conditions. Selina Holding Company, UK Societas By: Date: August 17, 2021 Selina Operation One (1), S.A. By: Date: August 17, 2021 YAM at Selina Ops LP By: Date: August 17, 2021 PCN Operations, S.A. By: Date: August 17, 2021